Exhibit 10.5

OPERATING AGREEMENT
OF
STARTSTREAM ENTERTAINMENT, LLC

a Delaware limited liability company

This OPERATING AGREEMENT (this "Agreement") of Starstream Entertainment, LLC (the "Company") is entered into, as of January 10, 2013 by and among Charles Bonan ("Ronan"), Kim Leadford ("Lcadford") and Dan MeCarney ((MeCarney") and collectively referred to herein as the "Members" or individually a "Member"). Bonan and Leaford shall collectively he the "Managing Members" or individually a "Managing Member" of the Company.

RECITALS

WHEREAS, the parties to this Agreement shall be the sole Members of the Company;

WHEREAS, the Members desire to adopt the provisions herein as the Operating Agreement of Starstream Entertainment, LLC;

THEREFORE, in consideration of the recitals and the mutual rights and obligations contained herein, the Members hereby agree as follows:

ARTICLE 1
ORGANIZATION

1.1	Name. The name of the Company is Starstream Entertainment, LLC,

1.2	Formation, The Company has been organized as a Delaware Limited Liability Company by the filing of Articles wider the Act and the issuance of a Certificate of Formation by the Secretary of State of Delaware.

1.3
Purposes. The Company is formed to engage in any lawful activity for which limited liability companies may be formed under the Act including, without limitation, to produce, promote, support and/or develop motion pictures and engaging in any and all activities necessary or incidental to the foregoing.

1.4	Registered Office. The Company shall maintain a registered office at Delaware Corporate Services Inc., 901 Market St. Suite 705, Wilmington, County of New Castle, Delaware 19801.

1.5	California Office. The Company further maintains a California office to conduct further Company business at 100 Skypark Dr.. Monterey, CA 93940.

1.6
Other Offices. The Company may have, in addition to its registered office, offices and places of business at such places, both within and outside the State of Delaware and California, as the Members may from time to time determine or the business of the Company may require.

1.7	Registered Agent. The name and address of the registered agent of the Company for service of process on the Company shall be Delaware Corporate Services Inc., 901 Market St. Suite 705, Wilmington, County of New Castle, Delaware 19801.

1.8	Powers of the Company. The Company shall have the power and authority to take any and all actions necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the purposes set forth herein.

1.9
Qualification Outside of Delaware. Prior to the Company's conducting business in any jurisdiction other than Delaware, the Members shall cause the Company to comply with all the requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. The Managing Members shall execute, acknowledge and deliver all certificates and other documents necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business from time to time.

1.10
Term. The Company commenced on the date set forth in the certificate of organization issued for the Company by the Secretary of State of Delaware, and shall continue in existence for the period fixed in its Articles for the duration of the Company, or such earlier times as this Agreement may specify.

1.11
No State Law Partnership. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) and that no Member shall be a partner of any other Member for any purposes other than federal and state tax purposes, and the provisions of this Agreement may not be construed to suggest otherwise.

1.12
Liability to Third Parties. The Members or its designated Officers shall not be liable for the debts, liabilities, contracts or other obligations of the Company, including under a judgment or order of a court.

ARTICLE 2
MEMBERSHIP INTEREST

2.1	Membership Interest. The Members membership interest and equity ownership shall be in the form and percentages as set forth in Schedule A.

2.2	Allocation of Profits and Losses. The Company's profits and losses shall be allocated to the Member and the Member's capital account. if any.

2.3	Transfer. If the Member's interest is transferred during a fiscal year of the Company, the taxable year of the Company shall not close, instead, all profits and losses shall be prorated for the entire taxable year. Gains or losses from capital transactions shall be allocated to the Member of record on the date of such transaction.

2.4	Distributions. The Company shall not make a distribution to a Member on account of its interest in the Company if such distribution would violates the Act or other applicable law.

2.5
Limited Liability. Except as otherwise provided by the Act and by equitable principles, the debts, obligations and liabilities of the Company shall be solely the debts, obligations and liabilities of the Company, and neither the Member nor any Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Officer of the Company, respectively.

ARTICLE 3
MANAGEMENT

3.1	Powers of Members. Pursuant to this section the Managing Members are solely hereby designated with all powers to bind, contract, encumber or otherwise engage and allocate Company's money toward and to effect the purpose of the Company as described herein. The Managing Members shall have the sole power on behalf of and in the name of the Company as to any and all voting rights and to carry out any and all of the purposes described herein and to perform all acts which it may, in its sole discretion, deem necessary, appropriate, advisable, convenient or incidental in furtherance of such purposes.

3.2	Officers. The Members may, from time to time as it deems advisable, select natural persons and designate them as officers of the Company (the -Officer/s") and assign titles (including, without limitation. President, Vice President, Secretary and Treasurer) to any such person. Unless the Managing Member provides otherwise, such person shall have the authorities and duties for the assigned office as are described in the Act and that are customary for such office. Any delegation pursuant to this Section may be revoked at any time by a vote of the Managing Members. Whenever applicable law or the provisions of this Agreement permits or requires the approval, consent or other action of the Managing Member with respect to the management of the Company, the appropriate officer appointed pursuant to this Section may take such action in lieu of the Member.

ARTICLE 4
LIABILITY AND INDIMNIFICATION OF MANAGERS AND OFFICERS

The Managing Members and Officers shall not be liable, responsible, or accountable in damages or otherwise to the Company or to the Member for any action taken or failure to act on behalf of the Company, unless (i) such action or omission was performed or omitted in bad faith or constituted gross negligence, willful misconduct, breach of fiduciary duty; (ii) such action resulted in receipt by the Managing Member and/or Officer of a financial benefit to which itiheishe was not entitled; or (iii) such action constitutes a violation of criminal law. The Company shall indemnify and hold harmless the Managing Member and Officers, and their agents, from and against any and all liabilities, losses, expenses, damages or injuries suffered or sustained by reason of any acts, omissions or alleged acts or omissions in their capacity as Managing Members and Officers hereunder arising out of his activities on behalf of the Company or in furtherance of the interests of the Company, including, but not limited to, any judgment, award, settlement, penalties, fines, reasonable attorneys' fees and other costs and expenses (which may be advanced by the Company) incurred in connection with the defense of any actual or threatened action, proceeding or claim, provided that such Managing Members and Officers acted in good faith and in a manner reasonably believed to be in the best interests of the Company or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

ARTICLE 5
MEETINGS

Meetings of the Members may be called at any time by a vote of the Managing Members at a meeting of the Members or by any Member; any such meeting should be held at such place and time as may be designated by the Member or Members calling the meeting. Notice of the place and time of the meeting of the Members shall be delivered to each Member by telephone or sent to him by email. At all meetings of the Members, a majority of the Managing Members present at any meeting, constitutes a quorum for the transaction of business, and the action of a majority in number of votes of the Managing Members present at any meeting at which a quorum is present is the action of the Managing Members, unless the concurrence of a smaller or greater proportion is required for such action by the Articles of Organization or another provision of this Agreement.

All Members present at any meeting of the Members shall be deemed to have waived notice of that meeting.

Any action of the Company may be validly authorized by consents in writing to such action signed by Managing Members having the proportion of the total voting power that would be required to authorize or constitute such action at a formal meeting of the Members.

ARTICLE 6
VOTING RIGHTS OF MEMBERS

The Managing Member shall be entitled to cast one vote for each percentage of ownership interest in the company on all matters properly brought before the Members, and all decisions of the Members shall be made by a majority of the votes cast in the manner set forth immediately above, except as otherwise provided fbr in this Article 6 or in the Articles of Organization of the Company Furthermore, a majority of votes cast by the Managing Members in the manner set forth in the preceding sentence shall be required to approve the following matters:

A.	Dissolution and winding up the affairs of the Company.

B.	Merger or consolidation of the Company.

C.	Additional Members and/or additional Capital Contributions including any additional loans.

D.	Addition of any Officer and/or replacement of any Officer.

E.	Entering into any motion picture film projects, film funs, mergers or acquisitions or in anyway encumbering the Company

Any amendment to this Agreement shall require the vote of the Managing Members.

No contract or transaction between the Company and one or more of its Members or a person in which such Member has a financial interest shall be void or voidable solely because the interested Member was present at or participated in the meeting which authorized the contract or transaction, or solely because his or their votes were counted for such purpose, if the material facts as to his interest and to the contract or transaction were disclosed or known to the Members, and the contract or transaction was approved by a majority vote without counting the vote of the interested Member, or if the contract or transaction was fair to the Company as of the time it was authorized, approved or ratified by the Members. Interested Members may be counted in determining the presence of a quorum at a meeting that authorized the contract or transaction.

ARTICLE 7
WITHDRAWAL

7.1    Bankruptcy or insolvency of the Members, the application for or appointment of a receiver of the Members, the general assignment of the Members for the benefit of creditors, the attempt by the Member to take advantage of any other bankruptcy or insolvency laws or the seizure of the Members' interest in the Company under a writ of execution, if the seizure is not released within thirty (30) days, shall cause the Members to be considered as having withdrawn, effective immediately, from this Company; however, the Company shall not hereby be terminated or dissolved, but such happening shall automatically provide each of the other Members (the "Non-withdrawing Members") with an option to purchase a pro rata share of the interest in the Company belonging to the Members involved in such proceedings (the "Withdrawing Member"), at the Fair Market Value as determined hereinafter. Each of such options may he exercised in accordance with the procedures established below:

A.           Within sixty (60) days following the date of any such event, one or more of the Non-withdrawing Members (the "Notice Member") may give written notice to the other Non-withdrawing Members of his desire to consider exercise of such option or options. Thereupon the Notice Member shall give written notice to the Withdrawing Member and all legally interested third parties, of the necessity for a determination of Fair Market Value pursuant to this Article.

B.            Upon receipt by the Notice Member of the written determination of Fair Market Value, he shall send a copy to each of the Non- withdrawing Members, and shall advise them of the ratable amounts in the offered interest of the Withdrawing Member to which they would be entitled if their options were exercised.

C.            Each of the Non-withdrawing. Members may exercise the option only by giving written notice to the Notice Member within fifteen (15) days thereafter, and each Member who exercises his option to purchase shall set forth in his notice of acceptance the amount of the interest of the Withdrawing Member to be purchased by him, which amount may not be in excess of the amount specified by the Notice Member as available.

D.            If the total amount included in the options exercised shall be less than the interest to be sold, the Notice Member shall notify the Non- withdrawing Members immediately of the difference, and they shall have fifteen (15) days in which to make voluntary arrangements among themselves to purchase the difference and to notify the Notice Member in writing of such arrangement.

E.            The Notice Member shall promptly notify the Withdrawing Member and all interested third parties of the options exercised, and the closing for the options exercised shall be held within thirty (30) days following the effective date of exercise.

F.            It shall not be necessary that the total of the options exercised include the entire interest of the Withdrawing Member.

G.            For all purposes of this Agreement, FAIR MARKET VALUE shall be determined by valuing the immovable and other property of the Company in the following manner: The Fair Market Value of all property of the Company other than immovable property shall be determined by the accountants of the Company by using the value thereof as shown on the books and records of the Company using generally accepted accounting practices. The immovable property of the Company shall be valued as provided for hereinafter. The Notice Member contemporaneously with notice, offer or option, shall name an MAI appraiser, and upon written notice of such appointment to the remaining Members, said appraiser shall be the sole determiner of the Fair Market Value of the immovable property in question unless within ten (10) days following such notice of appointment of appraiser, any or all of the other Members give written notice naming their selection of another MAI appraiser to represent them, in which case the two appraisers shall proceed forthwith to determine Fair Market Value of such immovable property. If, within thirty (30) days following appointment of the second appraiser, the two appraisers are not able to agree, they shall appoint a third appraiser of their choosing and the third appraiser shall within twenty (20) days make a determination of the Fair Market Value of such immovable property and the determination by the third appraiser shall be conclusive and binding on all Members. A report of the appraiser shall be sent to the Notice Member. There shall be subtracted from the Fair Market Value of the immovable and movable property of the Company all encumbrances affecting same, and the remaining value is the Fair Market Value of the total interest of all Members in the Company. The Fair Market Value of the interest in the Company of the Member in question shall be his proportional part of the Fair Market Value of the interests in the Company of all the Members therein.

7.2           No Member shall sell all or any portion of his interest in the Company to any third party unless he first offers to sell such interest to the Managing Members in accordance with the procedures contained herein below:

A.           The selling Member ("Seller") shall deposit with the Non-selling Members his written offer to sell to the Non-selling Members setting forth the price and all other terms and conditions of the offer. Each of the Non-selling Members shall have an option to purchase a pro rata share of the interest of the Seller, such pro rata share to be based upon the percentages of ownership of the Non-selling Members ("Ratable Amount").

B.            Each option may be exercised only by giving written notice to the Seller within thirty (30) days after the date of the mailing or delivery of a copy of the signed written offer to each Non-selling Member as set forth above. Each Non-selling Member who exercises his option to purchase shall set forth in his notice of acceptance the amount of the interest of the Seller to be purchased by him which amount may not be in excess of his Ratable Amount.

C.            If the total amount included in the options accepted shall be less than the entire interest offered by the Seller, the Seller shall notify the Non-selling Members immediately or the difference. Thereafter the Non-selling Members shall have fifteen (15) days in which to make voluntary arrangements among themselves to purchase such difference, and to notify the Seller in writing of such arrangements.

D.           Thereafter the Non-selling Members shall promptly notify the Seller whether his offer has been accepted or rejected.

E.            Failure of the Non-selling Members to exercise options sufficient to purchase the entire interest offered by the Seller shall constitute a rejection of all options and of the offer by the Seller, and such interest may then be sold to any third party at the same price and upon the same terms and conditions as were provided in the offer from the Seller to the Non-selling Members. Such sale to a third party must be closed within ninety (90) days after the date of the notice of rejection given by the Notice Member, and if not so closed within said time, no transfer shall be made by the Seller, without the Seller repeating anew the procedure set forth above.

F.           If the Non-selling Members exercise the options provided in this Article so as to acquire the entire interest offered, the closing shall be held within thirty (30) days after the date on which the notice of acceptance of the offer is given by the Non-selling Members.

7.3           Notwithstanding anything to the contrary set forth elsewhere in this Agreement, each Member shall be free to sell, donate or transfer in any manner whatsoever, all or a portion of his undivided interest in the Company without the necessity of offering such interest to ail or any of the other Members in the following cases:

A.           Where the transfer by the Member is to any one or more of the following relatives of the Member or a trust established for such relative; namely, a spouse, a direct ascendant or descendant, or the spouse of a direct descendant; and

B.           Where, as a result of the death of a Member, his interest is transferred to his succession, his heirs or legatees.

7.4           Unless expressly provided to the contrary, any person acquiring an interest in the Company by any method whatsoever, irrespective of whether such person is a third party, or a Member to this Agreement, or a beneficiary of a trust which is a Member, or a relative of a Member as defined in Paragraph 7.3 of this Article or an heir. legatee or a succession representative of a deceased Member, shall, by the acquisition of such interest, be subject to all terms and conditions of this Agreement as completely as though the acquirer had been an original Member hereto. Nevertheless, each of such persons shall signify his acceptance of the terms and conditions of this Agreement by giving written notice of such to the remaining Members in a form acceptable to said Members.

ARTICLE 8
TAXES

8.1           Fiscal Year. The fiscal year of the Company shall begin on Januaryand shall he on a calendar year basis.

8.2           Tax Returns. The Officer shall cause to be prepared and filed all necessary federal and state tax returns and make all elections necessary or appropriate, and may retain a certified public accountant for that purpose.

8.3           Partnership Taxation- Neither the Company, nor any Member, may make an election for the Company to be excluded from the application of the provisions of Subchapter K (Partners & Partnership) of Chapter 1 (Normal Taxes &. Surtaxes) of Subtitle A (Income Taxes) of the Internal Revenue Code or any similar provisions of applicable state law. The Members agree that for federal arid state tax purposes the Company shall be qualified and shall operate as a partnership; however, for all other state law purposes the Company shall not be a partnership, but shall constitute a limited liability company

ARTICLE 9
GOVERNING LAW AND ASSURANCES

9.1           Indemnification. The Company shall indemnify the Members or any Officers (any such person is hereinafter referred to in this Section 9 as an "Indemnified Person") against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Indemnified Person ("liabilities"), to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (as used in this Section 9, "Proceeding" or, in the plural, "Proceedings"), brought or threatened to be brought against such Indemnified Person by reason of the fact that he or she is or was serving in any such capacity.

9.2           Advances. Expenses (including, but not limited to. attorneys' fees) incurred by any Indemnified Person in defending a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding as authorized by the Member in the specific case upon receipt of an undertaking, by or on behalf of such Indemnified Person, to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by law.

9.3           Applicability; Survival. The provisions of Sections 9.1 and 9.2 shall be applicable to all Proceedings commenced after the date of this Agreement and arising out of acts or omissions which occur after the date hereof and shall continue as to a person who has ceased to be an Indemnified Person, and shall inure to the benefit of the heirs, executors and administrators of such a person.

9.4            Non-Exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 9, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, wider contract or otherwise,

9.3            Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware without regard to the rules of conflict of laws thereof.

9.6           Severabilityof Provisions, Each provision of this Agreement shall be considered severable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions or this Agreement that are valid, enforceable and legal.

9.7           Sole Benefit of Members. The provisions of this Agreement are intended solely to benefit the Members and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall he a third-party beneficiary of this Agreement), and the Member shall have no duty or obligation to any creditor of the Company to make any contributions or payments to the Company.

MEMBERS:

/s/ Charles Bonan
CHARLES BONAN

/s/ Kim Leadford
KIM LEADFORD

/s/ Daniel Maccarney
DANIEL MCCARNEY

SCHEDULE A
MEMBERSHIP INTEREST

MEMBER:	MEMBERHIP INTEREST:

CHARLES BONN	70%

KIM LEADFORD	20%

DANIEL MCCARNEY	10%